Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Share Incentive Plan of Taboola.com Ltd. of our reports dated February 28, 2024, with respect to the consolidated financial statements of Taboola.com Ltd. and the effectiveness of internal control over financial reporting of Taboola.com Ltd., included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

February 28, 2024	/s/ Kost Forer Gabbay & Kasierer

Tel-Aviv, Israel	A Member of EY Global